** DATA PAGE **                               CONTRACT NUMBER


                                                 ANNUITANT



                                             RIGHT TO EXAMINE AND
                                             RETURN CERTIFICATE
                                               WITHIN 20 DAYS


                                       You may return this certificate within
                                       20 days after receiving it. It may
                                       be delivered or mailed to us or the
                                       agent through whom it was purchased.
                                       The certificate shall then be deemed
                                       void from the start. Any premium paid
                                       will be returned.





                                              TAX SHELTERED GROUP
                                               VARIABLE ANNUITY
                                                 CERTIFICATE


                                       Funds in one or more Divisions of
                                       Separate Account No. 2 and General
                                       Account.

                                       All installments and values provided
                                       by this certificate, when based on
                                       investment experience of one or more
                                       Divisions of Separate Account No. 2,
                                       are variable and we not guaranteed
                                       as to fixed dollar amounts.









ISSUED BY: GENERAL AMERICAN LIFE INSURANCE CO.
           A Mutual Company
           P.O. BOX 14490
           ST. LOUIS, MISSOURI 63178

10016                              0.01
(7/87)

                    ALPHABETIC GUIDE TO YOUR CONTRACT

Page                                       Page
4.03   Addition, Deletion, or              1.01    Certificate Specifications
       Substitution of Investments         6.01    Death Benefit
4.01   Accumulation Provision              3.01    Definitions
5.03   Annuity Option Tables               1.02    Endorsements
5.01   Annuity Provisions

Supplemental Agreements, Modifications and Amendments, if any, and a copy of the Application are found following the final section.

                        NOTICE OF ANNUAL MEETING

Our annual meeting for the election of directors and the transaction of other business is held each year at our Home Office in St. Louis, Missouri. The meeting is at 9:00 a.m. on the fourth Tuesday in January. We are a mutual company owned by our policyowners. Each policyowner is entitled to vote at such elections and to participate in such meetings.

                                   0.02

                        CONTRACT SPECIFICATIONS


CONTRACT NO.:


CONTRACT OWNER:


PARTICIPANT'S NAME:


PARTICIPANT'S EFFECTIVE DATE:


ANNUITY COMMENCEMENT DATE:


AGE AT ISSUE:


CERTIFICATE NO.:


GENERAL ACCOUNT MAXIMUM WITHDRAWAL PERCENTAGE LIMIT:        25%



An Annuity based on the value of your accumulation on the date installments commenced will be paid to you communicant on the Annuity Commencement Date provided you remain a Participant until that date.

                                   1.01

                           ENDORSEMENTS




                                   1.02

                         1.      DEFINITIONS

ACCUMULATION UNIT        This is an accounting method we use to determine
                         the value of your contract prior to the Annuity
                         Commencement Date. This unit will be valued on each Business Day as of the time of the closing of the New York Stock Exchange.

ANNUITANT                A Participant who is receiving annuity
                         installments under this contract.

ANNUITY This is a series of installments provided under this contract for a Participant by application of the dollar value of Accumulation Units in his individual account.

ANNUITY                  This is the date upon which annuity installments
COMMENCEMENT             begin, as elected by the Participant.
DATE

ANNUITY UNIT             An accounting method used to determine the amount
                         payable to an Annuitant on and after the Annuity
                         Commencement Date. This unit will be valued on each Business Day as of the time of the closing of the New York Stock Exchange.

BUSINESS DAY             This is a day on which both we and the New York
                         Stock Exchange are open for business. Each
                         Business Day ends at the time the New York Stock
                         Exchange closes.

CONTRACT OWNER           Is shown on the Certificate Specifications page.

FUND                     One of the installment portfolios of General
                         American Capital Company.

GENERAL ACCOUNT          An account which consists of all assets of the
                         company other than those in the Divisions of Separate Account No. 2 or any other segregated investment account.

GENERAL AMERICAN         A company we control which is registered with the
CAPITAL COMPANY          Securities and Exchange Commission of the U.S.
                         government as an investment management company.

PARTICIPANT              The person shown on the Certificate Specifications
                         page.

PLAN An arrangement whereby individual certificates are issued to certain 501 (c)3 organizations and school districts.

SEPARATE ACCOUNT         A unit investment trust entitled Separate Account
                         No. 2 established by us in accordance with Missouri law.

WE, US, AND OUR          General American Life Insurance Company.

YOU, YOUR                The owner of this certificate.

VALUATION                A valuation period for the Assets in Divisions of
OF ASSETS                Separate Account No. 2 is the period between
                         successive Business Days. It begins at the close of business each Business Day and ends at the close of business of the next succeeding Business Day.

                                   3.01

                         2.   ACCUMULATION PROVISIONS

NET STIPULATED           We will first deduct from any payment the premium
PAYMENTS                 for any benefits provided by a supplemental
                         agreement and the remainder shall be the net stipulated payment.

ALLOCATION OF            The net stipulated payment will be allocated among
STIPULATED               the various Divisions of Separate Account No. 2 and
PAYMENTS                 the General Account in the proportion elected by
                         the Contract Owner. The Separate Account No. 2 is a separate investment account created by us to receive premiums for this certificate. Separate
                         Account No. 2 has several Divisions, which correspond to various Funds offered by General
                         American Capital Company. Each Fund represents a different investment portfolio, and is described in the prospectus for General American Capital
                         Company; the General Account consists of all of our assets other than those in Separate Account
                         No. 2 or any other segregated investment account.
                         The Participant may elect an allocation to any of the Divisions of Separate Account No. 2 of between
                         0 percent and 100 percent of each payment in multiples of 1 percent. The balance will be allocated to the General Account, provided that the amount allocated to any Fund or the General
                         Account must be at least $25.00. The allocation percentage may be changed with respect to future stipulated payments by written notice submitted to the Home Office with the proposed payment. The minimum stipulated payment to a participant's account is $25.00.


ACCUMULATION             The number of Accumulation Units credited to each
UNITS                    Division of Separate Account No. 2 is determined by
                         dividing the portion of the net stipulated payment for that Division of Separate Account No. 2 by the Accumulation Unit value for that Division of Separate Account No. 2 next determined after receipt of the payment at our Home Office. The number of Accumulation Units so determined will not be affected by any subsequent changes in the values of the Accumulation Units. In the General Account the Accumulation Unit value will increase at a rate not less than the guaranteed rate, and in the Division of Separate Account No. 2 the accumulation unit values may increase or decrease from day to day.

                         The initial value of each Division in Separate Account No. 2's Accumulation Unit was established at $10.00 as of the end of the Business Day on October 1,1987. This value may increase or decrease from day to day based on investment results. The value of a General Account Accumulation Unit was established at $10.00 as of the end of the Business Day on April 1, 1982. The value of the respective Accumulation Unit is determined at the end of any later Business Day. The value is determined by multiplying the Accumulation Unit value for the end of the immediately preceding Business Day by the Net Investment Factor for such later Business Day.

NET INVESTMENT           The General Account Net Investment Factor for any
FACTOR                   Business Day is 1.00% plus a rate of investment
                         income declared in advance by the Board of Directors, but such rate is guaranteed to be not less than the equivalent of 4 percent per annum compounded annually.

                         For all of the Division of Separate Account No. 2, the Net Investment Factor is calculated each Business Day and reflects the change in value of the assets in each Division of Separate Account No. 2 since the previous Business Day, minus a charge for taxes, investment management services, and mortality and expense rate guarantees.


VALUATION OF             Assets in all of the Divisions of Separate Account
ASSETS                   No. 2 will be valued at the end of each Business
                         Day at their fair market value or, where there is no readily available market, at their fair value as determined by us. Direct expenses involved in the purchase or sale of assets for a Division of Separate Account No. 2 will be included in such valuation.

                                   4.01

PARTIAL WITHDRAWAL       Subject to the provisions of the plan, the
                         Contract Owner may make a partial withdrawal of the accumulation from any of the Divisions of Separate Account No. 2 or the General Account upon our receipt of a satisfactory written request at our Home Office prior to the Annuity Commencement
                         Date and prior to your death. Unless you tell us otherwise in the request, the withdrawal will be made based on the current allocation of contributions to the General Account and the Division of Separate Account No. 2. The amount of the withdrawal will be deducted from the accumulated value of the Fund or the General
                         Account as of the date of withdrawal and a withdrawal charge may be deducted from your accumulated value. (See Contingent Deferred Sale
                         Charge below.)


CASH SURRENDER           Subject to the provisions of the plan, the
                         Contract Owner may surrender this contract for its Net Accumulated Value. During the first nine contract years, we shall deduct a surrender charge from the accumulated value of the contract as of the date of surrender. (See Contingent Deferred
                         Sales Charge.) We may defer payment of the Net
                         Accumulated Value for a period of six months.

CONTINGENT               Upon surrender of the contract or partial
DEFERRED                 withdrawal of funds on deposit, General
SALES CHARGE             American will apply a contingent deferred sales
                         charge. Charges for partial withdrawal will be deducted from the individual's account value remaining after the distribution of the partial withdrawal (i.e., the total amount deducted from the individual's account value will be a combination of the amount paid to the individual plus the charge). In the case of a full surrender, the surrender charge is deducted from the amount paid to the Contract Owner. The contingent deferred sales charge will never be more than the lesser of 9% of total net contributions to the contract or the percentage of the amount received by the Contract Owner or participant shown in the following schedule:

                            Participant's
                         Individual Account         Surrender/Withdrawal
                            Contract Year                  Charges
                                  1                          9%
                                  2                          8%
                                  3                          7%
                                  4                          6%
                                  5                          5%
                                  6                          4%
                                  7                          3%
                                  8                          2%
                                  9                          1%

                         There will be no contingent deferred sales charge after the ninth contract year. In addition, contingent deferred sales charges are not applied in the event of death, or disability, while this contract is in force, or annuitization after five contract years. If you are within the nine year deferred sales charge period (the first nine contract years), you may withdraw up to 10% of the account value per year without incurring a contingent deferred sales charge.

                         The contingent deferred sales charge will be allocated pro rata among the Divisions of Separate Account No. 2 and the General Account based on the values held in the Divisions of Separate Account No. 2 and the General Account prior to surrender.

                         3.      TRANSFERS

                         You may transfer amounts as follows:

                            Between the General Account and one or more of the Divisions of Separate Account No. 2; or

                            Among the Divisions of Separate Account No. 2.

                                   4.02

                         These transfers will be subject to the following rules:

                            We must receive a written request for transfer.

                            Transfers from or among the Divisions of Separate Account No. 2 may be made at anytime and must be at least $100.00 or the entire amount of a Division, if smaller.

                            Transfers from the General Account to Separate Account No. 2 may be made once each year on the contract's anniversary date and must be at least $100.00. The maximum allowable shall be a percentage, as set forth on the Certificate Specifications page, of the contract accumulated value on the prior contract anniversary.

                         We may revoke or modify the transfer privilege at any time, including the minimum amount for a transfer and the transfer charge, if any.

                         4.      ADDITION, DELETION, OR SUBSTITUTION OF
                                 INVESTMENTS

                         We reserve the right, as far as the law allows, to make additions to, deletions from, or substitutions for the shares of a Fund that are held by Separate Account
                         No. 2 or that Separate Account No. 2 may purchase. We reserve the right to eliminate the shares of any of the Funds of General American Capital Company and to substitute shares of another Fund of General American Capital Company or of another registered open-end investment company, if the shares or Funds are no longer available for investment or if in our judgement, further investment in any Fund should become inappropriate in view of the purpose of the contract. We will not substitute any shares attributable to the owner's interest in a Division of Separate Account No. 2 without at least 30 days notice to the owner and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940. This will not prevent Separate Account No. 2 from purchasing other securities for other series or classes of contracts, or from permitting conversion between series or classes of contracts on the basis of requests made by owners.

                         We reserve the right to establish additional Divisions of Separate Account No. 2, each of which would invest in a new Fund of General American Capital Company or in shares of another open-end investment company and to make such Divisions available to whatever class or series of contracts we choose. We also reserve the right to eliminate or combine existing Divisions of Separate Account No. 2 or to transfer assets between Divisions.

                         If we consider it to be in the best interest of the Participants having voting privileges under the certificate, Separate Account No. 2 may be operated as a management company under the Investment Company Act of 1940. It may be deregistered under that Act in the event registration is no longer required. It may be combined with other separate accounts, or its assets may be transferred to other separate accounts.

                                   4.03

                         5.      ANNUITY PROVISIONS

ANNUITY OPTIONS          (See Annuity Option Tables at the end of this
                         certificate.) At the maturity of this certificate, the proceeds may be placed under any of the following options:

                         OPTION 1.    LIFE ANNUITY. We will pay a monthly
                                      income during a Participant's lifetime.
                                      The income will cease with the last
                                      installment preceding the death of the
                                      Participant.

                         OPTION 2.    LIFE ANNUITY WITH 60, 120, 180, OR 240
                                      MONTHLY INSTALLMENTS GUARANTEED. We will pay a monthly income during a Participant's lifetime with the guarantee that if, at death of the Participant, installments have been made for less than 60 months, 120 months, 180 months, or 240 months, as elected, installments will be continued to the beneficiary during the remainder of the elected period.

                         OPTION 3.    UNIT REFUND LIFE ANNUITY. We will pay a
                                      monthly income during a Participant's
                                      lifetime that will cease with the last
                                      installment due prior to the death of
                                      that Participant, with the guarantee
                                      that, at the death of the payee, the
                                      beneficiary will receive an additional
                                      payment of the dollar value of the
                                      number of Annuity Units equal to the
                                      excess, if any, of (a) over (b) where (a) is the total applied under the option divided by the Annuity Unit value at the Annuity Commencement Date and (b) is the number of Annuity Units represented by each installment multiplied by the number of installments made. Such dollar value will be determined by multiplying the above number of Annuity Units by the Annuity Unit value on the Business Day coincident with or next following the date on which written notice of death is received by us at our Home Office.

                         OPTION 4.    JOINT AND SURVIVOR INCOME FOR LIFE. We
                                      will pay monthly installments jointly to two payees if both are living when the installments become payable. The
                                      Annuitant will be designated as primary
                                      payee. Full installments will continue
                                      so long as the primary payee is living.
                                      If the primary payee dies after
                                      installments begin, full installments or installments of 1/2 or 2/3, (whichever you elected when applying for this option) will continue to the other payee during his or her lifetime.

                         OPTION 5.    INCOME FOR A FIXED PERIOD. We will pay
                                      the proceeds in equal installments over
                                      a period of from 3 to 30 years. The
                                      amount of each installment will be based upon the period and the frequency of the installments selected from Option 5
                                      Table.

                         OPTION 6.    INCOME OF A FIXED AMOUNT. We will pay the
                                      proceeds in equal installments in the
                                      amount and at the intervals agreed upon
                                      until the proceeds applied under this
                                      option, with interest credited at the
                                      current annual rate, are exhausted. The
                                      final installment will be for the then
                                      remaining balance only. At anytime the
                                      current payee may withdraw the remaining balance in a single payment.

ALLOCATION OF            At the time election of one of the annuity options is
ANNUITY                  made, the Participant electing the option may further
                         elect to have the Annuity purchased in the form of a Variable Annuity, a Guaranteed Annuity, or a combination of both. If no election is made to the contrary on these options, that portion of the accumulated value in the Divisions of Separate
                         Account No. 2 will be applied to provide a Variable
                         Annuity account and that portion in the General
                         Account will be applied to provide a Guaranteed
                         Annuity.

                         We guarantee that the dollar amounts of variable annuity benefits will not be adversely affected by our actual expense and mortality results.

                                   5.01

ANNUITY UNIT             The value of an Annuity Unit in a Division of Separate
VALUE                    Account No. 2 Annuity Unit was established at $10.00
                         as of the end of the Business Day on October 1,1987.
                         This value may increase or decrease from day to day based on investment results. The value of a General
                         Account Annuity Unit was established at $10.00 as of the end of the Business Day on April 1,1982. The value of the respective Annuity in each account at the end of any subsequent Business Day is determined by multiplying such value for the end of the immediately preceding Business Day by the product of
                         (a) a daily discount factor to neutralize the assumed interest rate of 4%, and (b) the net investment factor for the account for the fifth Business Day preceding such Business Day.

DETERMINATION            The tables at the end of this certificate show the
OF FIRST                 dollar amount of the first monthly Annuity
PAYMENT                  installment for each $1,000 applied after deduction
                         of any premium taxes not previously deducted. Values for ages not shown will be furnished by us upon request. The Accumulation Units applied to effect an Annuity for you will be at the Accumulation Unit value as of the fifth Business Day immediately preceding the date Annuity installments commence.
                         Under these Annuity options, the amount of each payment will depend upon the sex and age of you and your joint Annuitant, if any.

                         If it would produce a greater first monthly installment, we will compute the first installment on the same mortality basis as is used in determining such installments under individual variable annuity contracts being issued for a similar class of Annuitants when the Annuity installments commence.

FREQUENCY OF             Annuity installments under this certificate will be
INSTALLMENTS             made monthly, except that if at any time the
                         installments are or become less than $50.00 each we will have the right to change the frequency of payment to intervals which will result in installments of at least $50.00.

                                   5.02

                         6.   GENERAL PROVISIONS

BENEFICIARY              You may designate a beneficiary to receive any death
                         benefit that may become payable upon your death and may change such designation except in regard to a contingent annuitant after you have begun to receive annuity installments under the Joint and Survivor
                         Income for Life annuity option.

                         The named contingent payee will be disregarded if making that person or entity the contingent payee would prevent treatment of this certificate as an Annuity for federal income tax purposes. Termination Upon termination of participation prior to the Annuity Commencement Date, you may Benefits elect with respect to your accumulation to:

                         (a) have the accumulated value applied to provide Annuity installments under one of the Annuity options;

                         (b) leave the accumulated value in the contract to provide annuity installments at a later date;

                         (c) receive a cash payment equal to the accumulated value;

                         (d) continue participation under an individual variable annuity contract, if available on the basis set forth by us at that time.

MISSTATEMENT OF AGE      If the date of birth of you or your beneficiary, if
                         applicable, has been misstated, the amount of your Annuity income will be adjusted to the amount which would have been purchased based on the correct date of birth. Any underpayment(s) as a result of a misstatement will be paid in one lump sum to the annuitant. Any overpayment(s) as a result of a misstatement will be deducted from the current or succeeding payment(s) due under the contract.

DEFERMENT                Any payment from the General Account upon partial
                         withdrawal or termination of a Participant may be deferred by us for a period not exceeding six months after receipt of application, or the maximum period permitted by law if less than six months.

                         7.   DEATH BENEFIT

                         If a payee dies on or after the retirement date, any unpaid certificate proceeds must be paid under the method of payment being used as of the date of his or her death.

                         If you die before the Annuity Commencement Date, this certificate will no longer be in force. We will pay your interest in the certificate to the beneficiary in a lump sum upon receiving proof of your death. This payment includes interest from the date of death to the date of settlement at an annual rate determined by us, but not less than that required by law.

                         This payment must be made within five (5) years after the date of your death.

                         If, however, you or the beneficiary make a written
                              choice of one of the two options described below, and if your choice is clear to us, we will treat the proceeds as you or the beneficiary have chosen. The two options are:

                         (i) Leave the proceeds of the certificate with us as provided under Option 6 of the Annuity Provisions section of this certificate. Any amount remaining unpaid under Option 6 will, however, be paid in a lump sum to the beneficiary before the end of the fifth year after your death.

                         (ii) Buy an immediate Annuity for the beneficiary, who
                              will be the owner and Annuitant. Payments under the Annuity, or under any other method of payment we make available, must be for the life of the beneficiary, or for a number of years that is not more than the life expectancy of the beneficiary at the time of your death (as determined for federal tax purposes), and must begin within one year after your death.

                         However, if you die before the Annuity Commencement Date and your spouse is the beneficiary, no proceeds will be paid to him or her, instead, this certificate continues with your surviving spouse as the new owner. If no beneficiary survives you and you die before the Annuity Commencement Date, payment of the proceeds will be made in a lump sum to your estate.

                                   6.01

                                              ANNUITY OPTION TABLES

                                                 FOR EACH $1,000
-----------------------------------------------------------------------------------------------------------------------------
         OPTION 1                             OPTION 2                             OPTION 3                 OPTION 5
-----------------------------------------------------------------------------------------------------------------------------
AGE OF     LIFE        60 MONTHS      120 MONTHS     180 MONTHS    240 MONTHS        UNIT                 INCOME FOR A
PAYEE    ANNUITY        GUARANTY       GUARANTY       GUARANTY      GUARANTY        REFUND                FIXED PERIOD
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                      YEARS        MONTHLY
                                                                                                     CERTAIN    INSTALLMENTS
                                                                                                    -------------------------
45       $ 4.27         $ 4.26          $4.25          $4.23          $4.20          $4.17
46         4.31           4.31           4.30           4.27           4.24           4.21
47         4.36           4.36           4.34           4.31           4.27           4.25
48         4.42           4.41           4.39           4.36           4.32           4.29              3         $29.39
49         4.47           4.46           4.44           4.41           4.36           4.34              4          22.47
-----------------------------------------------------------------------------------------------------------------------------
50         4.53           4.52           4.50           4.46           4.40           4.38              5          18.32
51         4.59           4.58           4.55           4.51           4.45           4.43              6          15.56
52         4.65           4.64           4.61           4.56           4.50           4.48              7          13.59
53         4.72           4.71           4.67           4.62           4.55           4.53              8          12.11
54         4.79           4.77           4.74           4.68           4.60           4.59              9          10.97
-----------------------------------------------------------------------------------------------------------------------------
55         4.86           4.85           4.81           4.74           4.65           4.64             10          10.06
56         4.94           4.92           4.88           4.80           4.71           4.70             11           9.31
57         5.02           5.00           4.95           4.87           4.76           4.76             12           8.69
58         5.10           5.08           5.03           4.94           4.82           4.83             13           8.17
59         5.19           5.17           5.11           5.01           4.88           4.90             14           7.72
-----------------------------------------------------------------------------------------------------------------------------
60         5.29           5.26           5.20           5.09           4.94           4.97             15           7.34
61         5.39           5.36           5.29           5.17           5.00           5.04             16           7.00
62         5.49           5.47           5.38           5.25           5.06           5.12             17           6.70
63         5.61           5.58           5.48           5.33           5.12           5.21             18           6.44
64         5.73           5.70           5.59           5.42           5.18           5.29             19           6.21
-----------------------------------------------------------------------------------------------------------------------------
65         5.86           5.82           5.70           5.51           5.24           5.39             20           6.00
66         6.00           5.96           5.82           5.60           5.31           5.48             21           5.81
67         6.15           6.10           5.95           5.69           5.37           5.58             22           5.64
68         6.32           6.26           6.08           5.79           5.43           5.69             23           5.49
69         6.49           6.42           6.21           5.89           5.48           5.80             24           5.35
-----------------------------------------------------------------------------------------------------------------------------
70         6.68           6.60           6.35           5.98           5.54           5.92             25           5.22
71         6.88           6.78           6.50           6.08           5.59           6.04             26           5.10
72         7.09           6.98           6.65           6.18           5.64           6.17             27           4.99
73         7.31           7.18           6.81           6.28           5.69           6.30             28           4.89
74         7.56           7.40           6.97           6.37           5.73           6.44             29           4.80
-----------------------------------------------------------------------------------------------------------------------------
75         7.82           7.64           7.14           6.47           5.77           6.59             30           4.72
76         8.09           7.88           7.31           6.55           5.81           6.74
77         8.39           8.14           7.48           6.64           5.84           6.91
78         8.71           8.41           7.65           6.72           5.87           7.07
79         9.05           8.70           7.83           6.80           5.89           7.25
-----------------------------------------------------------------------------------------------------------------------------
80         9.41           9.00           8.00           6.87           5.91           7.44
81         9.81           9.32           8.17           6.93           5.93           7.63
82        10.23           9.65           8.34           6.99           5.95           7.83
83        10.68           9.99           8.50           7.05           5.96           8.05
84        11.16          10.35           8.66           7.10           5.97           8.28
-----------------------------------------------------------------------------------------------------------------------------
85 &      11.68          10.72           8.81           7.14           5.98           8.49
OVER
-----------------------------------------------------------------------------------------------------------------------------

The mortality table used in computing annuity options under this contract is the 1983 Individual Annuity Mortality Table.

                                   7.01

                               ANNUITY OPTION TABLES (CONTD)

                                     FOR EACH $1,000

-------------------------------------------------------------------------------------------------------
              OPTION 4-MONTHLY INSTALLMENTS-JOlNT AND EQUAL TO SECONDARY PAYEE
-------------------------------------------------------------------------------------------------------
 AGE OF
PRIMARY                                 AGE OF SECONDARY PAYEE
 PAYEE
-------------------------------------------------------------------------------------------------------
          45       46       47       48       49       50       51       52       53       54       55
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
  50    $3.99    $4.01    $4.03    $4.05    $4.08    $4.10    $4.12    $4.14    $4.15    $4.17    $4.19
  51     4.01     4.03     4.05     4.07     4.09     4.11     4.14     4.16     4.18     4.20     4.22
  52     4.02     4.04     4.07     4.09     4.11     4.13     4.16     4.18     4.20     4.22     4.24
  53     4.03     4.06     4.08     4.10     4.13     4.15     4.18     4.20     4.22     4.25     4.27
  54     4.04     4.07     4.09     4.12     4.15     4.17     4.20     4.22     4.25     4.27     4.30
-------------------------------------------------------------------------------------------------------
  55     4.06     4.08     4.11     4.13     4.16     4.19     4.22     4.24     4.27     4.30     4.32
  56     4.07     4.09     4.12     4.15     4.18     4.21     4.23     4.26     4.29     4.32     4.35
  57     4.08     4.11     4.13     4.16     4.19     4.22     4.25     4.28     4.31     4.34     4.37
  58     4.09     4.12     4.15     4.18     4.21     4.24     4.27     4.30     4.33     4.37     4.40
  59     4.10     4.13     4.16     4.19     4.22     4.25     4.29     4.32     4.35     4.39     4.42
-------------------------------------------------------------------------------------------------------
  60     4.11     4.14     4.17     4.20     4.24     4.27     4.30     4.34     4.37     4.41     4.45
  61     4.11     4.15     4.18     4.21     4.25     4.28     4.32     4.36     4.39     4.43     4.47
  62     4.12     4.16     4.19     4.23     4.26     4.30     4.33     4.37     4.41     4.45     4.49
  63     4.13     4.16     4.20     4.24     4.27     4.31     4.35     4.39     4.43     4.47     4.51
  64     4.14     4.17     4.21     4.25     4.28     4.32     4.36     4.40     4.45     4.49     4.53
-------------------------------------------------------------------------------------------------------
  65     4.15     4.18     4.22     4.26     4.30     4.34     4.38     4.42     4.46     4.51     4.55
  66     4.15     4.19     4.23     4.27     4.31     4.35     4.39     4.43     4.48     4.53     4.57
  67     4.16     4.20     4.23     4.27     4.32     4.36     4.40     4.45     4.49     4.54     4.59
  68     4.16     4.20     4.24     4.28     4.32     4.37     4.41     4.46     4.51     4.56     4.61
  69     4.17     4.21     4.25     4.29     4.33     4.38     4.42     4.47     4.52     4.57     4.63
-------------------------------------------------------------------------------------------------------
  70     4.18     4.21     4.26     4.30     4.34     4.39     4.43     4.48     4.53     4.59     4.64
  71     4.18     4.22     4.26     4.30     4.35     4.40     4.44     4.49     4.55     4.60     4.66
  72     4.19     4.23     4.27     4.31     4.36     4.40     4.45     4.50     4.56     4.61     4.67
  73     4.19     4.23     4.27     4.32     4.36     4.41     4.46     4.51     4.57     4.63     4.68
  74     4.19     4.24     4.28     4.32     4.37     4.42     4.47     4.52     4.58     4.64     4.70
-------------------------------------------------------------------------------------------------------
  75     4.20     4.24     4.28     4.33     4.38     4.43     4.48     4.53     4.59     4.65     4.71
-------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------
 AGE OF
PRIMARY                                 AGE OF SECONDARY PAYEE
 PAYEE
----------------------------------------------------------------------------------------------
          56       57       58       59       60       61       62       63       64       65
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
   50   $4.21    $4.23    $4.24    $4.26    $4.20    $4.29    $4.31    $4.32    $4.34    $4.35
   51    4.24     4.26     4.20     4.29     4.31     4.33     4.34     4.36     4.38     4.39
   52    4.27     4.29     4.31     4.33     4.35     4.36     4.38     4.40     4.42     4.43
   53    4.29     4.32     4.34     4.36     4.38     4.40     4.42     4.44     4.46     4.47
   54    4.32     4.35     4.37     4.39     4.41     4.44     4.46     4.48     4.50     4.52
----------------------------------------------------------------------------------------------
   55    4.35     4.37     4.40     4.43     4.45     4.47     4.50     4.52     4.54     4.56
   56    4.38     4.40     4.43     4.46     4.48     4.51     4.54     4.56     4.58     4.61
   57    4.40     4.43     4.46     4.49     4.52     4.55     4.57     4.60     4.63     4.65
   58    4.43     4.46     4.49     4.52     4.55     4.58     4.61     4.64     4.67     4.70
   59    4.46     4.49     4.52     4.56     4.59     4.62     4.65     4.69     4.72     4.75
----------------------------------------------------------------------------------------------
   60    4.48     4.52     4.55     4.59     4.62     4.66     4.69     4.73     4.76     4.79
   61    4.51     4.54     4.58     4.62     4.66     4.70     4.73     4.77     4.81     4.84
   62    4.53     4.57     4.61     4.65     4.69     4.73     4.77     4.81     4.85     4.89
   63    4.55     4.60     4.64     4.68     4.73     4.77     4.81     4.85     4.90     4.94
   64    4.58     4.62     4.67     4.71     4.76     4.80     4.85     4.90     4.94     4.99
----------------------------------------------------------------------------------------------
   65    4.60     4.65     4.69     4.74     4.79     4.84     4.89     4.94     4.99     5.03
   66    4.62     4.67     4.72     4.77     4.82     4.87     4.93     4.98     5.03     5.08
   67    4.64     4.69     4.75     4.80     4.85     4.91     4.96     5.02     5.07     5.13
   68    4.66     4.71     4.77     4.83     4.88     4.94     5.00     5.06     5.12     5.18
   69    4.68     4.74     4.79     4.85     4.91     4.97     5.03     5.10     5.16     5.22
----------------------------------------------------------------------------------------------
   70    4.70     4.76     4.81     4.88     4.94     5.00     5.07     5.13     5.20     5.27
   71    4.71     4.77     4.84     4.90     4.96     5.03     5.10     5.17     5.24     5.31
   72    4.73     4.79     4.86     4.92     4.99     5.06     5.13     5.20     5.28     5.35
   73    4.75     4.81     4.87     4.94     5.01     5.09     5.16     5.24     5.31     5.39
   74    4.76     4.82     4.89     4.96     5.03     5.11     5.19     5.27     5.35     5.43
----------------------------------------------------------------------------------------------
   75    4.77     4.84     4.91     4.98     5.06     5.13     5.21     5.30     5.38     5.47
----------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
             OPTION 4-MONTHLY INSTALLMENTS-JOINT AND ONE-HALF TO SECONDARY PAYEE
-------------------------------------------------------------------------------------------------------
 AGE OF
PRIMARY                                 AGE OF SECONDARY PAYEE
 PAYEE
-------------------------------------------------------------------------------------------------------
          45       46       47       48       49       50       51       52       53       54       55
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
   50   $4.24    $4.26    $4.27    $4.28    $4.29    $4.30    $4.31    $4.32    $4.33    $4.34    $4.35
   51    4.28     4.29     4.30     4.31     4.33     4.34     4.35     4.36     4.37     4.38     4.40
   52    4.31     4.33     4.34     4.35     4.36     4.38     4.39     4.40     4.41     4.43     4.44
   53    4.35     4.36     4.38     4.39     4.40     4.42     4.43     4.44     4.46     4.47     4.48
   54    4.38     4.40     4.41     4.43     4.44     4.46     4.47     4.49     4.50     4.51     4.53
-------------------------------------------------------------------------------------------------------
   55    4.42     4.44     4.45     4.47     4.48     4.50     4.51     4.53     4.55     4.56     4.58
   56    4.46     4.48     4.49     4.51     4.52     4.54     4.56     4.57     4.59     4.61     4.62
   57    4.50     4.52     4.53     4.55     4.57     4.59     4.60     4.62     4.64     4.66     4.67
   58    4.54     4.56     4.57     4.59     4.61     4.63     4.65     4.67     4.69     4.70     4.72
   59    4.58     4.60     4.62     4.64     4.66     4.68     4.70     4.72     4.74     4.76     4.78
-------------------------------------------------------------------------------------------------------
   60    4.62     4.64     4.66     4.68     4.70     4.72     4.74     4.77     4.79     4.81     4.83
   61    4.67     4.69     4.71     4.73     4.75     4.77     4.79     4.82     4.84     4.86     4.88
   62    4.71     4.73     4.75     4.78     4.80     4.82     4.85     4.87     4.89     4.92     4.94
   63    4.76     4.78     4.80     4.83     4.85     4.87     4.90     4.92     4.95     4.98     5.00
   64    4.81     4.83     4.85     4.88     4.90     4.93     4.95     4.98     5.01     5.03     5.06
-------------------------------------------------------------------------------------------------------
   65    4.86     4.88     4.91     4.93     4.96     4.98     5.01     5.04     5.07     5.10     5.13
   66    4.91     4.93     4.96     4.99     5.01     5.04     5.07     5.10     5.13     5.16     5.19
   67    4.96     4.99     5.02     5.05     5.07     5.10     5.13     5.16     5.19     5.23     5.26
   68    5.02     5.05     5.08     5.10     5.13     5.17     5.20     5.23     5.26     5.30     5.33
   69    5.08     5.11     5.14     5.17     5.20     5.23     5.26     5.30     5.33     5.37     5.40
-------------------------------------------------------------------------------------------------------
   70    5.14     5.17     5.20     5.23     5.26     5.30     5.33     5.36     5.40     5.44     5.48
   71    5.20     5.23     5.26     5.29     5.33     5.36     5.40     5.44     5.47     5.51     5.55
   72    5.26     5.29     5.33     5.36     5.40     5.43     5.47     5.51     5.55     5.59     5.63
   73    5.33     5.36     5.39     5.43     5.47     5.50     5.54     5.58     5.62     5.67     5.71
   74    5.39     5.43     5.46     5.50     5.54     5.58     5.62     5.66     5.70     5.75     5.79
-------------------------------------------------------------------------------------------------------
   75    5.46     5.50     5.53     5.57     5.61     5.65     5.69     5.74     5.78     5.83     5.88
-------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------
 AGE OF
PRIMARY                                 AGE OF SECONDARY PAYEE
 PAYEE
----------------------------------------------------------------------------------------------
          56       57       58       59       60       61       62       63       64       65
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
   50   $4.36    $4.37    $4.38    $4.39    $4.40    $4.41    $4.42    $4.42    $4.43    $4.44
   51    4.41     4.42     4.43     4.44     4.45     4.45     4.46     4.47     4.48     4.49
   52    4.45     4.46     4.47     4.48     4.49     4.50     4.51     4.52     4.53     4.54
   53    4.50     4.51     4.52     4.53     4.54     4.55     4.56     4.57     4.58     4.59
   54    4.54     4.56     4.57     4.58     4.59     4.61     4.62     4.63     4.64     4.65
----------------------------------------------------------------------------------------------
   55    4.59     4.60     4.62     4.63     4.65     4.66     4.67     4.68     4.69     4.71
   56    4.64     4.65     4.67     4.68     4.70     4.71     4.73     4.74     4.75     4.77
   57    4.69     4.71     4.72     4.74     4.75     4.77     4.79     4.80     4.81     4.83
   58    4.74     4.76     4.78     4.80     4.81     4.83     4.85     4.86     4.88     4.89
   59    4.80     4.81     4.83     4.85     4.87     4.89     4.91     4.93     4.94     4.96
----------------------------------------------------------------------------------------------
   60    4.85     4.87     4.89     4.91     4.93     4.95     4.97     4.99     5.01     5.03
   61    4.91     4.93     4.95     4.97     5.00     5.02     5.04     5.06     5.08     5.10
   62    4.97     4.99     5.01     5.04     5.06     5.09     5.11     5.13     5.15     5.17
   63    5.03     5.05     5.08     5.10     5.13     5.16     5.18     5.20     5.23     5.25
   64    5.09     5.12     5.14     5.17     5.20     5.23     5.25     5.28     5.31     5.33
----------------------------------------------------------------------------------------------
   65    5.15     5.18     5.21     5.24     5.27     5.30     5.33     5.36     5.39     5.42
   66    5.22     5.25     5.29     5.32     5.35     5.38     5.41     5.44     5.47     5.51
   67    5.29     5.33     5.36     5.39     5.43     5.46     5.50     5.53     5.56     5.60
   68    5.36     5.40     5.44     5.47     5.51     5.54     5.58     5.62     5.65     5.69
   69    5.44     5.48     5.51     5.55     5.59     5.63     5.67     5.71     5.75     5.79
----------------------------------------------------------------------------------------------
   70    5.51     5.55     5.59     5.64     5.68     5.72     5.76     5.80     5.85     5.89
   71    5.59     5.64     5.68     5.72     5.77     5.81     5.86     5.90     5.95     5.99
   72    5.67     5.72     5.76     5.81     5.86     5.90     5.95     6.00     6.05     6.10
   73    5.76     5.80     5.85     5.90     5.95     6.00     6.05     6.10     6.16     6.21
   74    5.84     5.89     5.94     5.99     6.04     6.10     6.15     6.21     6.26     6.32
----------------------------------------------------------------------------------------------
   75    5.93     5.98     6.03     6.08     6.14     6.20     6.26     6.31     6.38     6.44
----------------------------------------------------------------------------------------------

                                   7.02

                               ANNUITY OPTION TABLES (CONTD)

                                     FOR EACH $1,000

-------------------------------------------------------------------------------------------------------
            OPTION 4-MONTHLY INSTALLMENTS-JOlNT AND TWO-THIRDS TO SECONDARY PAYEE
-------------------------------------------------------------------------------------------------------
 AGE OF
PRIMARY                                 AGE OF SECONDARY PAYEE
 PAYEE
-------------------------------------------------------------------------------------------------------
          45       46       47       48       49       50       51       52       53       54       55
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
   50   $4.16    $4.17    $4.19    $4.20    $4.22    $4.23    $4.24    $4.26    $4.27    $4.29    $4.30
   51    4.18     4.20     4.21     4.23     4.25     4.26     4.20     4.29     4.31     4.32     4.33
   52    4.21     4.23     4.24     4.26     4.28     4.29     4.31     4.33     4.34     4.36     4.37
   53    4.24     4.25     4.27     4.29     4.31     4.33     4.34     4.36     4.38     4.39     4.41
   54    4.26     4.28     4.30     4.32     4.34     4.36     4.38     4.39     4.41     4.43     4.45
-------------------------------------------------------------------------------------------------------
   55    4.29     4.31     4.33     4.35     4.37     4.39     4.41     4.43     4.45     4.47     4.49
   56    4.32     4.34     4.36     4.38     4.40     4.42     4.44     4.47     4.49     4.51     4.63
   57    4.35     4.37     4.39     4.41     4.44     4.46     4.48     4.50     4.52     4.55     4.57
   58    4.38     4.40     4.42     4.44     4.47     4.49     4.52     4.54     4.56     4.59     4.61
   59    4.41     4.43     4.45     4.48     4.50     4.53     4.55     4.58     4.60     4.63     4.65
-------------------------------------------------------------------------------------------------------
   60    4.44     4.46     4.48     4.51     4.54     4.56     4.59     4.61     4.64     4.67     4.69
   61    4.47     4.49     4.52     4.54     4.57     4.60     4.62     4.65     4.68     4.71     4.74
   62    4.50     4.52     4.55     4.58     4.61     4.63     4.66     4.69     4.72     4.75     4.78
   63    4.53     4.56     4.58     4.61     4.64     4.67     4.70     4.73     4.76     4.79     4.83
   64    4.56     4.59     4.62     4.65     4.68     4.71     4.74     4.77     4.81     4.84     4.87
-------------------------------------------------------------------------------------------------------
   65    4.59     4.62     4.65     4.68     4.72     4.75     4.78     4.81     4.85     4.88     4.92
   66    4.63     4.66     4.69     4.72     4.75     4.79     4.82     4.86     4.89     4.93     4.97
   67    4.66     4.69     4.73     4.76     4.79     4.83     4.86     4.90     4.94     4.98     5.02
   68    4.70     4.73     4.76     4.80     4.83     4.87     4.91     4.94     4.98     5.02     5.07
   69    4.73     4.77     4.80     4.84     4.87     4.91     4.95     4.99     5.03     5.07     5.12
-------------------------------------------------------------------------------------------------------
   70    4.77     4.81     4.84     4.88     4.91     4.95     4.99     5.03     5.08     5.12     5.17
   71    4.81     4.84     4.88     4.92     4.96     5.00     5.04     5.08     5.13     5.17     5.22
   72    4.85     4.88     4.92     4.96     5.00     5.04     5.08     5.13     5.17     5.22     5.27
   73    4.89     4.92     4.96     5.00     5.04     5.08     5.13     5.17     5.22     5.27     5.32
   74    4.92     4.96     5.00     5.04     5.08     5.13     5.17     5.22     5.27     5.32     5.37
-------------------------------------------------------------------------------------------------------
   75    4.96     5.00     5.04     5.08     5.13     5.17     5.22     5.27     5.32     5.37     5.43
-------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
 AGE OF
PRIMARY                                 AGE OF SECONDARY PAYEE
 PAYEE
----------------------------------------------------------------------------------------------
          56       57       58       59       60       61       62       63       64       65
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
   50   $4.31    $4.32    $4.34    $4.35    $4.36    $4.37    $4.38    $4.39    $4.40    $4.41
   51    4.35     4.36     4.3a     4.39     4.40     4.41     4.42     4.43     4.44     4.45
   52    4.39     4.40     4.42     4.43     4.44     4.46     4.47     4.48     4.49     4.50
   53    4.43     4.44     4.46     4.47     4.49     4.50     4.51     4.53     4.54     4.55
   54    4.47     4.48     4.50     4.52     4.53     4.55     4.56     4.58     4.59     4.60
----------------------------------------------------------------------------------------------
   55    4.51     4.53     4.54     4.56     4.58     4.60     4.61     4.63     4.64     4.66
   56    4.55     4.57     4.59     4.61     4.63     4.64     4.66     4.68     4.70     4.71
   57    4.59     4.61     4.63     4.65     4.67     4.69     4.71     4.73     4.75     4.77
   58    4.63     4.66     4.68     4.70     4.72     4.74     4.77     4.79     4.81     4.83
   59    4.68     4.70     4.73     4.75     4.77     4.80     4.82     4.84     4.86     4.89
----------------------------------------------------------------------------------------------
   60    4.72     4.75     4.77     4.80     4.83     4.85     4.88     4.90     4.92     4.95
   61    4.77     4.79     4.82     4.85     4.88     4.91     4.93     4.96     4.99     5.01
   62    4.81     4.84     4.87     4.90     4.93     4.96     4.99     5.02     5.05     5.08
   63    4.86     4.89     4.92     4.96     4.99     5.02     5.05     5.08     5.11     5.14
   64    4.91     4.94     4.98     5.01     5.04     5.08     5.11     5.15     5.18     5.21
----------------------------------------------------------------------------------------------
   65    4.96     4.99     5.03     5.07     5.10     5.14     5.18     5.21     5.25     5.28
   66    5.01     5.04     5.08     5.12     5.16     5.20     5.24     5.28     5.32     5.36
   67    5.06     5.10     5.14     5.18     5.22     5.26     5.31     5.35     5.39     5.43
   68    5.11     5.15     5.19     5.24     5.28     5.33     5.37     5.42     5.46     5.51
   69    5.16     5.20     5.25     5.30     5.34     5.39     5.44     5.49     5.54     5.59
----------------------------------------------------------------------------------------------
   70    5.21     5.26     5.31     5.36     5.41     5.46     5.51     5.56     5.61     5.67
   71    5.27     5.32     5.37     5.42     5.47     5.52     5.58     5.64     5.69     5.75
   72    5.32     5.37     5.43     5.48     5.54     5.59     5.65     5.71     5.77     5.83
   73    5.37     5.43     5.48     5.54     5.60     5.66     5.72     5.78     5.85     5.91
   74    5.43     5.49     5.54     5.60     5.67     5.73     5.79     5.86     5.93     5.99
----------------------------------------------------------------------------------------------
   75    5.48     5.54     5.60     5.67     5.73     5.80     5.86     5.93     6.01     6.08
----------------------------------------------------------------------------------------------

                                   7.03